As filed with the Securities and Exchange Commission on March 20, 2018
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

VALERITAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-5648907
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

750 Route 202 South, Suite 600 Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip code)

Valeritas Holdings, Inc. Employee Stock Purchase Plan

(Full title of the Plans)

John E. Timberlake
Chief Executive Officer and President
Valeritas Holdings, Inc.
750 Route 202 South, Suite 600
Bridgewater, NJ 08807
(Name and address of agent for service)
(908) 927-9920
(Telephone number, including area code, of agent for service)

Copies to:

Emilio Ragosa
Steven M. Cohen
Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, New Jersey 08540
Telephone: (609) 919-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer   ☐              Accelerated filer   ☐

Non-accelerated filer   ☐                 (Do not check if a smaller reporting company)                                         Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock, $0.001 par value, to be issued pursuant to the Registrant’s Employee Stock Purchase Plan	136,860 shares	$2.96	405,105.60	50.44

(1)
This registration statement (the “Registration Statement”) covers shares of the Registrant’s common stock, $0.001 par value per share (“Common Stock”), which are issuable pursuant to the Registrant’s     Employee Stock Purchase Plan (the “ESPP”).

(2)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(3)    Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the “1933 Act”), on the basis of the average of the high and low prices per share of Registrant’s Common Stock on March 15, 2018 as reported by The NASDAQ Stock Market.

PART I

Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information.
The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the 1933 Act.

Item 2.	Registrant Information and Employee Plan Annual Information.
The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the 1933 Act.

PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference
Valeritas Holdings, Inc. (the “Registrant”) is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:
(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 28, 2018, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed with the Commission;
(b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 referred to in (a) above; and
(c) The Registrant’s Registration Statement (File No. 001-38038) on Form 8-A filed with the Commission on March 20, 2017 pursuant to Section 12(b) of the 1934 Act, in which there is described the terms, rights, and provisions applicable to the Registrant’s outstanding Common Stock.
All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K under the 1934 Act shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
Not Applicable.
Item 5. Interests of Named Experts and Counsel
Not Applicable.
Item 6. Indemnification of Directors and Officers
As permitted by the Delaware General Corporation Law, the Registrant has adopted provisions in its amended and restated certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of its directors. Consequently, a director will not be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director's duty of loyalty to the Registrant or the Registrant’s stockholders; (ii) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or (iv) any transaction from which the director derived an improper personal benefit.
These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, the Registrant’s amended and restated bylaws provide that: (i) the Registrant will indemnify its directors, officers and, in the discretion of its board of directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and (ii) advance expenses, including attorneys' fees, to the Registrant’s directors and, in the discretion of the

Registrant’s board of directors, to its officers and certain employees, in connection with legal proceedings, subject to limited exceptions.
The Registrant’s amended and restated certificate of incorporation provides that the Registrant will indemnify each of its directors to the fullest extent permitted by the Delaware General Corporation Law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.
The Registrant also maintains general liability insurance to provide insurance coverage to its directors and officers for losses arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the 1933 Act. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.
These provisions may discourage stockholders from bringing a lawsuit against the Registrant’s directors in the future for any breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Registrant and its stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent the Registrant pays the costs of settlement and damage awards against directors, officers and certain employees pursuant to these indemnification provisions. The Registrant believes that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.
Item 7. Exemption from Registration Claimed
Not Applicable.
Item 8. Exhibits

Exhibit Number	Exhibit

4.1
Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 001-38038 on Form 8-A, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

5.1	Opinion and Consent of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.
23.2	Consent of Friedman LLP, Independent Registered Public Accounting Firm.
24	Power of Attorney. Reference is made to page II-5 of this Registration Statement.
99.1(1)	Valeritas Holdings, Inc. Employee Stock Purchase Plan.

(1) Exhibit 99.1 is incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, which was filed with the Commission on June 9, 2017.

Item 9. Undertakings
A.    The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the ESPP.

B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey on this 20th day of March, 2018.
VALERITAS HOLDINGS, INC.

By: /s/ John E. Timberlake
John E. Timberlake
Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
That each person whose signature appears below constitutes and appoints John E. Timberlake, Chief Executive Officer and President, and Erick Lucera, Chief Financial Officer, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John E. Timberlake John E. Timberlake	President, Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2018

/s/ Erick Lucera Erick Lucera	Chief Financial Officer (Principal Financial Officer)	March 20, 2018

/s/ Mark Conley Mark Conley	Vice President, Corporate Controller and Treasurer (Principal Accounting Officer)	March 20, 2018

/s/ Katherine Crothall, Ph.D. Katherine Crothall, Ph.D.	Director	March 20, 2018

/s/ Luke Düster Luke Düster	Director	March 20, 2018

/s/ Joe Mandato, DM Joe Mandato, DM	Director	March 20, 2018

/s/ Rodney Altman, MD Rodney Altman, MD	Director	March 20, 2018

/s/ Peter Devlin Peter Devlin	Director	March 20, 2018

/s/ Brian K. Roberts Brian K. Roberts	Director	March 20, 2018

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1
Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 001-38038 on Form 8-A, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

5.1	Opinion and Consent of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.
23.2	Consent of Friedman LLP, Independent Registered Public Accounting Firm.
24	Power of Attorney. Reference is made to page II-5 of this Registration Statement.
99.1(1)	Valeritas Holdings, Inc. Employee Stock Purchase Plan.

(1) Exhibit 99.1 is incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, which was filed with the Commission on June 9, 2017.